Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of September 30, 2021 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and nine months ended September 30, 2021 present the combined financial information of DFP and TOI after giving effect to the Business Combination and related adjustments described in the accompanying notes. DFP and TOI are collectively referred to herein as the “Companies,” and the Companies, subsequent to the Business Combination, are referred to herein as the “Combined Company” or “New TOI.”

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release 33 10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and nine months ended September 30, 2021 give pro forma effect to the Business Combination as if it had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives pro forma effect to the Business Combination as if it was completed on September 30, 2021.

The unaudited pro forma condensed combined financial information are based on and should be read in conjunction with the audited historical financial statements of each of DFP and TOI and the related notes thereto as of and for the year ended December 31, 2020, and the unaudited historical financial statements as of and for the nine months ended September 30, 2021, as well as the disclosures contained in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of DFP” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of TOI.”

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Combined Company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

On June 28, 2021, DFP and two of its direct, wholly-owned subsidiaries, First Merger Sub and Second Merger Sub entered into a Merger Agreement with TOI under which First Merger Sub will merge with and into TOI with TOI being the surviving corporation of the First Merger. Immediately following the First Merger, TOI, as the surviving corporation of the First Merger will merge with and into Second Merger Sub with the Second Merger Sub being the surviving entity and wholly-owned subsidiary of DFP. Upon Closing, DFP will be renamed “The Oncology Institute, Inc.” and is referred to herein as “New TOI.” The consideration due to TOI stockholders in the Business Combination will consist entirely of cash and shares of DFP Class A Common Stock (to become shares of New TOI Common Stock) valued at $10.00 per share. Immediately following the closing of the proposed transaction, New TOI expects to trade New TOI Common Stock and Public Warrants on the Nasdaq under the ticker symbol “TOI” and “TOIIW”, respectively, pending Nasdaq approval.

The Closing Share Consideration was 59,546,762 shares of DFP Class A Common Stock valued at $10 per share and the Closing Cash Consideration was $166.6 million. Therefore, the Closing Merger Consideration for the Business Combination is $762.1 million.

Additionally, eligible TOI equity holders have the contingent right to receive up to 12,500,000 additional shares of DFP Class A Common Stock contingent upon achieving certain market share price milestones within a period of 3 years post Business Combination (further described in Note 1 below).

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2021

(in thousands, except number of shares amounts)

	September 30, 2021					September 30, 2021
	DFP Healthcare Acquisitions Corp. (Historical)	TOI Parent, Inc. (Historical)	Reclassification Adjustments (Note 2)	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets
Cash	$205	$11,532	$-	$230,013	(A)	$138,934
				268,000	(B)
				(6,300)	(C)
				(20,597)	(D)
				(145,988)	(K)
				(26,700)	(E)
				(18)	(P)
				(171,213)	(G)
Accounts receivable	-	22,257	-	-		22,257
Other receivables	-	581	-	-		581
Inventories, net	-	5,757	-	-		5,757
Prepaid expenses	82	2,077	-	-		2,159
Deferred transaction costs	-	9,094	-	-		9,094
Total current assets	287	51,298	-	127,197		178,782

Non-current assets
Property and equipment, net	-	3,517	-	-		3,517
Intangible assets, net	-	18,157	-	-		18,157
Goodwill	-	15,680	-	-		15,680
Other assets	-	250	-	-		250
Deferred income taxes asset	-	1,925	-	-		1,925
Cash and investments held in Trust Account	230,013	-	-	(230,013)	(A)	-
Total assets	230,300	90,827	-	(102,816)		218,311

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	961	19,014	-	(961)	(E)	19,014
Current portion of long-term debt	-	4,895	-	-		4,895
Income taxes payable	-	6,159	-	-		6,159
Accrued expenses and other current liabilities	2,626	11,758	-	(12,728)	(E)	1,656
Accrued expenses - related parties	18	-	-	(18)	(P)	-
Franchise tax payable	29	-	-	-		29
Total current liabilities	3,634	41,826	-	(13,707)		31,753

Non-current liabilities
Other non-current liabilities	-	1,518	-	65,469	(F)	66,987
Deferred underwriting commissions	6,300	-	-	(6,300)	(C)	-
Derivative liability	-	-	15,268	(9,258)	(N)	5,115
				(895)	(O)
Derivative warrant liabilities	15,268	-	(15,268)	-		-
Total liabilities	25,202	43,344	-	35,309		103,855

Commitments and Contingencies
Class A common stock subject to possible redemption	230,000	-	-	-		-
				(230,000)	(H)
6% cumulative Series A Preferred Shares	-	100,113	-	(100,113)	(I)	-

Stockholders' equity
Series A Common Equivalent Preferred Stock	-	-	-	2	(L)	2
Class A common stock	-	-	-	2	(H)	7
				3	(B)
				1	(J)
				5	(K)
				(2)	(L)
				(2)	(G)
Class B common stock	1	-	-	(1)	(J)	-
Common shares	-	-	-	-		-
Additional paid-in capital	-	447	-	(171,211)	(G)	187,614
				229,998	(H)
				(24,903)	(M)
				100,113	(I)
				267,997	(B)
				(145,993)	(K)
				(65,469)	(F)
				(12,623)	(E)
				9,258	(N)
Accumulated deficit	(24,903)	(53,077)	-	24,903	(M)	(73,167)
				(20,597)	(D)
				(388)	(E)
				895	(O)
Total stockholders' equity	(24,902)	(52,630)	-	191,988		114,456
Total liabilities and stockholders' equity	230,300	90,827	-	(102,816)		218,311

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

(in thousands, except number of shares and per share amounts)

	Nine months ended September 30, 2021				Nine months ended September 30, 2021
	DFP Healthcare Acquisitions Corp. (Historical)	TOI Parent, Inc. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue
Patient services	$-	$92,376	$-		$92,376
Dispensary	-	53,318	-		53,318
Clinical trials & other	-	5,005	-		5,005
Total operating revenue	-	150,699	-		150,699

Operating expenses
Direct costs - patient services	-	72,051	-		72,051
Direct costs - dispensary	-	45,639	-		45,639
Direct costs - clinical trials & other	-	494	-		494
Selling, general and administrative expense	4,142	35,120	1,040	(AA)	47,422
			10,707	(BB)
			(3,587)	(GG)
Depreciation and amortization	-	2,422	-		2,422
General and administrative expenses - related party	158	-	(158)	(DD)	-
Franchise tax expense	150	-	-		150
Total operating expenses	4,450	155,726	8,002		168,178
Loss from operations	(4,450)	(5,027)	(8,002)		(17,479)

Other non-operating (income) expense
Interest expense	-	260	-		260
Gain on debt extinguishment	-	(5,186)	-		(5,186)
Other, net	-	(1,126)	-		(1,126)
Interest income from investments in Trust Account	(58)	-	58	(CC)	-
Change in fair value of derivative warrant liabilities	(3,523)		-		(3,523)
Total other non-operating (income) expense	(3,581)	(6,052)	58		(9,575)
Loss before provision for income taxes	(869)	1,025	(8,060)		(7,904)
Provision for income taxes (benefit)	-	1,796	-		1,796
Net loss	(869)	(771)	(8,060)		(9,700)

Weighted average shares outstanding of DFP Class A Common Stock, basic and diluted					73,787,558
Basic and diluted net loss per share, DFP Class A Common Stock					$(0.11)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except number of shares and per share amounts)

	Year ended December 31, 2020				Year ended December 31, 2020
	DFP Healthcare Acquisitions Corp. (Historical)	TOI Parent, Inc. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue
Patient services	$-	$116,817	$-		$116,817
Dispensary	-	63,890	-		63,890
Clinical trials & other	-	6,808	-		6,808
Total operating revenue	-	187,515	-		187,515

Operating expenses
Direct costs - patient services	-	95,747	-		95,747
Direct costs - dispensary	-	53,907	-		53,907
Direct costs - clinical trials & other	-	982	-		982
Selling, general and administrative expense	309	41,897	6,469	(AA)	83,548
			34,873	(BB)
Depreciation and amortization	-	3,178	-		3,178
General and administrative expenses - related party	175	-	(175)	(DD)	-
Franchise tax expense	200	-	-		200
Total operating expenses	684	195,711	41,167		237,562
Loss from operations	(684)	(8,196)	(41,167)		(50,047)

Other non-operating expense (income)
Interest expense	-	347	-		347
Other, net	-	6,271	388	(EE)	6,659
Interest income from investments in Trust Account	(254)	-	254	(CC)	-
Change in fair value of derivative warrant liabilities	7,584	-	-		7,584
Offering costs associated with derivative warrant liabilities	315	-	-		315
Total other non-operating expense (income)	7,645	6,618	642		14,905
Loss before provision for income taxes	(8,329)	(14,814)	(41,809)		(64,952)
Provision for income taxes (benefit)	11	(493)	-		(482)
Net loss	(8,340)	(14,321)	(41,809)		(64,470)

Weighted average shares outstanding of DFP Class A Common Stock, basic and diluted					73,385,485
Basic and diluted net loss per share, DFP Class A Common Stock					$(0.72)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

Note 1 – Description of the Business Combination

On June 28, 2021, DFP entered into the Merger Agreement with TOI, under the terms of which, DFP will acquire TOI through a series of transactions and DFP will change its name to New TOI. After giving effect to the Business Combination, New TOI will own all of the issued and outstanding equity interests of TOI and its subsidiaries.

At Closing, each outstanding share of TOI Common Stock as of immediately prior to the effective time of the Business Combination (after giving effect to the Conversion) will be exchanged for Per Share Merger Consideration equal to (i) a number of DFP Class A Common Stock equal to Closing Share Consideration; and (ii) an amount in cash equal to the Closing Cash Consideration divided by the Aggregate Fully Diluted Company Common Stock. The split of cash and stock is based on the available cash after the Public Stockholder redemption. The Closing Merger Consideration will be paid 21.9% cash and 78.1% stock. The Closing Merger Consideration to be transferred to TOI equity holders is $762.1 million. TOI equity holders are also entitled to the contingent right to receive Earnout Shares (further discussed below) with a fair value of $69.7 million.

Each Company Option that is an Eligible Cash-Out Vested Company Option will receive cash in an amount equal to (A) the Per Share Merger Consideration multiplied by (B) the number of shares of TOI Common Stock underlying such Eligible Cash-Out Vested Company Option, minus (C) the aggregate exercise price applicable to the shares of TOI Common Stock underlying such Eligible Cash-Out Vested Company Option. Each Vested Company Option will be exchanged for (i) an option to purchase shares of DFP Class A Common Stock (“New TOI Vested Options”) and (ii) the contingent right to receive Earnout Shares. Each Unvested Company Option that is outstanding immediately prior to the Effective Time will receive (i) an option to purchase shares of DFP Class A Common Stock (“New TOI Unvested Options” together with New TOI Vested Options, “New TOI Options”) and (ii) the contingent right to receive Earnout Shares.

Each Company RSU outstanding immediately prior to the Effective Time will (i) be converted into a restricted stock unit denominated in shares of DFP Class A Common Stock equal to the product of (A) the number of TOI Common Stock subject to such Company RSU prior to the Effective Time, and (B) the Exchange Ratio, and (ii) have the contingent right to receive Earnout Shares. Each Restricted Stock will be subject to the same vesting and forfeiture terms on which such Restricted Stock was issued and entitled to receive (i) the Per Share Merger Consideration and (ii) the contingent right to receive Earnout Shares.

Immediately prior to the effective time of the Business Combination, each of the currently issued and outstanding shares of DFP Class B Common Stock will automatically convert into DFP Class A Common Stock on a one-for-one basis in accordance with the terms of DFP’s amended and restated certificate of incorporation. Thereafter, in connection with the Closing, each of the then issued and outstanding shares of DFP Class A Common Stock will become shares of New TOI Common Stock. Further, each of the then issued and outstanding Public Warrants and Private Placement Warrants will convert on a one-for-one basis into warrants to acquire one share of New TOI Common Stock.

Concurrently with the execution of the Merger Agreement, DFP also entered into a Stockholder Support Agreement with Subject Stockholders pursuant to which Subject Stockholders agreed to subject 20% of DFP Class B Common Stock held by Subject Shareholders (1,150,000 shares) (“Subject Shares”) and 20% of Private Placement Warrants held by Sponsor (746,667 warrants) (“Subject Warrants”) to forfeiture. The number of Subject Shares and Subject Warrants to be forfeited will be determined by multiplying the Subject Warrants and a fraction, the numerator of which is (A) the total number of shares of DFP Class A Common Stock redeemed by Public Stockholders prior to closing , and the denominator of which is (B) the total number of shares of DFP Class A Common Stock issued and outstanding as of June 28, 2021 (excluding such shares of DFP Class A Common Stock beneficially owned by the Subject Stockholders). The Subject Stockholders further agreed to subject 10% of DFP Class B Common Stock held by Subject Shareholders (575,000 shares) and 10% of Private Placement Warrants held by Sponsor (373,333 warrants) to earnout based on stock price thresholds, as described below.

In connection with the execution of the Merger Agreement, DFP entered into subscription agreements with the PIPE Investors, pursuant to which the PIPE Investors agreed to purchase, in aggregate, 27.5 million shares of DFP Class A Common Stock at $10.00 per share for an aggregate commitment of $275.0 million (the “PIPE Funds”).

Concurrently with the execution of the Merger Agreement, DFP entered into the Consent and Waiver Letter pursuant to which, among other things, (i) the Sponsor waived any adjustment to the conversion provisions in the Current Charter which would result in DFP Class B Common Stock converting to DFP Class A Common Stock at a ratio of greater than one-for-one upon consummation of the Business Combination, (ii) Deerfield Partners and Deerfield Private Design Fund IV (the “Deerfield Funds”) agreed not to redeem any of the 2,500,000 shares of DFP Class A Common Stock (5,000,000 shares total) included in the units of DFP purchased by each of the Deerfield Funds at the IPO and (iii) DFP, the Deerfield Funds and the Sponsor (collectively, the “Deerfield Holders”) agreed to use reasonable best efforts to negotiate and establish definitive documentation pursuant to which the Deerfield Holders would exchange a number of their shares of DFP Class A Common Stock and DFP Class B Common Stock for and in consideration of a number of shares of DFP preferred stock, par value $0.0001 per share, to be designated as Series A Common Equivalent Preferred Stock, such that immediately thereafter, the Deerfield Holders collectively will hold an aggregate number of outstanding shares of DFP Class A Common Stock that represents 4.5% of the then outstanding shares of DFP Class A Common Stock (the “Deerfield Exchange”). The terms of the Series A Common Equivalent Preferred Stock will provide that each share is convertible into 100 shares of New TOI Common Stock, at the option of the holder, will be entitled to a de minimis liquidation preference of $0.0001 per share, will not have any voting rights, will otherwise be substantially similar to the New TOI Common Stock and will be subject to a Blocker/Beneficial Ownership Limitation such that the Series A Common Equivalent Preferred Stock will not be convertible into more than 4.9% of the total number of shares of New TOI Common Stock then outstanding.

New TOI will issue to eligible TOI stockholders, Company Option holders and Company RSU holders up to 12,500,000 additional shares of New TOI Common Stock, in two tranches of 5,000,000 and 7,500,000 Earnout Shares, respectively, upon New TOI achieving a price per share of New TOI Common Stock of $12.50 during the two-year period following the Closing or a price per share of $15.00 during the three-year period following the Closing, in each case, as its last reported sales price per share for any 20 trading days within any 30 consecutive trading day period within the applicable period; provided, that (i) if one or both of the share price triggers has not been achieved prior to the end of the three-year period following the Closing, (ii) New TOI enters into a definitive agreement that would result in a change of control and (iii) the price per share of New TOI Common Stock in such transaction is equal to or greater than one or both of the share price triggers, then at the Closing of such transaction, New TOI shall issue the applicable portion of the Earnout Shares as if such share price trigger had been achieved.

Sponsor will deposit up to 575,000 shares of DFP Class A Common Stock in an escrow account that will vest and be released to the Sponsor in two tranches of 50%, each, upon New TOI achieving a price per share of New TOI Common Stock of $12.50 during the two-year period following the Closing or a price per share of $15.00 during the three-year period following the Closing in each case, as its last reported sales price per share for any 20 trading days within any 30 consecutive trading day period within the applicable period; provided, that (i) if one or both of the share price triggers has not been achieved prior to the end of the three-year period following the closing, (ii) New TOI enters into a definitive agreement that would result in a change of control and (iii) the price per share of New TOI Common Stock in such transaction is equal to or greater than one or both of the share price triggers, then at the closing of such transaction, New TOI shall issue the applicable portion of the Sponsor Earnout Securities as if such share price trigger had been achieved. To the extent any Sponsor Earnout Securities remain unvested at the expiration of the three-year period following the closing, such Sponsor Earnout Securities shall be forfeited and cancelled without any consideration.

The following summarizes the Closing Cash Consideration and Closing Share Consideration:

(in thousands, except share and per share amounts)
Shares transferred to TOI at Closing (1)	59,546,762
Value per share	$10.00
Total Share Consideration	595,468	78.1%
Total Cash Consideration	166,584	21.9%
Total Consideration	$762,052	100%

(i) Inclusive of 1.3 million DFP Class A Common Stock to be issued as Restricted Stock and 6.9 million DFP Class A Common Stock issuable upon exercise of New TOI Options. Total DFP Class A Common Stock issuable to TOI equity holders net of Restricted Stock and New TOI Options is 59.5 million.

The following summarizes the pro forma DFP Class A Common Stock outstanding, excluding the potentially dilutive effect of the Earnout Shares, Sponsor Earnout Securities, exercise of Public Warrants and Private Placement Warrants, New TOI Options and Restricted Stock:

	Final Redemption
	After Deerfield Exchange
	DFP Class A Common Shares	% voting
Other DFP Class A Common Shares	879,637	1.2%
Other DFP Class B Common Shares	246,828	0.3%
TOI Parent, Inc.	51,326,470	70.1%
Deerfield Holders	3,296,107	4.5%
Other PIPE shares	17,500,000	23.9%
Total DFP Class A Common Shares at Close	73,249,042	100%

Total Series A Common Equivalent Preferred Stock at Close	163,510

Expected Accounting Treatment for the Business Combination

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, DFP will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of TOI issuing stock for the net assets of DFP, accompanied by a recapitalization. The net assets of DFP will be stated at historical cost, with no goodwill or other intangible assets recorded.

TOI has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

•	TOI’s stockholders have the greatest voting interest in the combined entity with approximately 70.1% majority voting interest, after giving effect to the Deerfield Exchange;

•	TOI’s former executive management will constitute the vast majority of the management of New TOI;

•	TOI’s existing directors and individuals designated by, or representing, TOI stockholders will constitute a majority of the initial New TOI board of directors following the consummation of the Business Combination;

•	The relative fair values of TOI and DFP indicate that TOI is the accounting acquirer.

The Earnout Shares issuable to eligible TOI’s stockholders and Sponsor Earnout Securities are expected to be accounted for as liability classified equity-linked instruments that are earned upon the achievement of certain triggering events. This portion of the Earnout Shares is liability classified due to failure to meet the equity classification criteria under ASC 815-40 – Contracts in Entity’s Own Equity. The Earnout Shares liability will be remeasured at fair value through net income (loss) at each reporting period subsequent to the closing of the Business Combination. For purposes of pro forma Transaction adjustments, however, as subsequent fair value of the Earnout Shares liability cannot be estimated at the closing date of the Business Combination, there will be no pro forma impact to the statement of operations related to the remeasurement of this Earnout Shares liability.

The Earnout Shares issuable to Company Option holders and Company RSU holders is considered a stock-based compensation award due to the requirement that Company Option holders and Company RSU holders must remain employed by New TOI in order not to forfeit such unvested Earnout Shares. The preliminary grant date fair value estimate of the stock-based compensation portion of the Earnout Shares is $7.5 million.

The fair value of the Earnout Shares and the Sponsor Earnout Securities were determined using a Monte Carlo simulation valuation model using a distribution of potential outcomes on a monthly basis over the derived Earnout Period and Sponsor Earnout Period. The preliminary estimated fair value of the Sponsor Earnout Securities and Earnout Shares was determined using the most reliable information available to estimate current stock price, expected volatility, the risk-free interest rate, the expected term, and expected dividend yield.

Cash payments to holders of Eligible Cash-Out Vested Company Options will be recorded as compensation expense under ASC 718 – Compensation – Stock Compensation. New TOI Options and Restricted Stock granted in replacement of Company Options and Company RSUs are accounted for as improbable to probable modifications under ASC 718 and will be recognized over the applicable vesting period based on the fair value of the Company Options and Company RSUs immediately after modification. The preliminary estimated fair value of the New TOI Options and Restricted Stock was determined using a Black Scholes model with inputs based on the most reliable information available to estimate current stock price, expected volatility, the risk-free interest rate, the expected term, and expected dividend yield.

Note 2 – Accounting Policies

As part of preparing these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align DFP and TOI’s financial statement presentation. Upon consummation of the merger, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3 – Transaction Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2021

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. No tax adjustment has been computed for the pro forma New TOI financial results, as it expects to maintain a full valuation allowance against its U.S. deferred tax assets. The pro forma Transaction adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:

(A)	Reflects release of the restricted investments and cash held in the Trust Account upon consummation of the Business Combination.

(B)	Reflects the proceeds of $275,000,000 from the issuance and sale of 27,500,000 shares of DFP Class A Common Stock at $10.00 per share with par value of $0.0001 to PIPE Investors, offset by the issuance costs of $7.0 million.

(C)	Reflects the settlement of $6.3 million of DFP deferred underwriting fees incurred for the IPO that is payable upon consummation of a business combination.

(D)	Reflects the one time, lump-sum cash settlement of the Eligible Cash-out Vested Company Options. Company Options exchanged for New TOI Options will be subject to ASC 718 on an ongoing basis. See Note 1 for further detail.

(E)	Represents preliminary estimated transaction costs incurred by DFP and TOI that are capitalized as part of the Business Combination.

(F)	Reflects the fair value of the Earnout Shares liability potentially issuable to TOI stockholders and the Sponsor Earnout Securities that is not subject to a continued service requirement. The preliminary estimated fair value of the Sponsor Earnout Securities is $3.3 million. The preliminary estimated fair value of the liability classified portion of the Earnout Shares is $62.2 million.

(G)	Represents redemptions of 17,120,363 Public Stockholders at a redemption price of $10.00 per share as a result of DFP Class A shareholder votes at the Special Meeting.

(H)	Reflects the reclassification of DFP Class A common stock subject to possible redemption into permanent equity.

(I)	Reflects the Conversion of TOI Preferred Stock into TOI Common Stock pursuant to the Merger Agreement.

(J)	Reflects the conversion of DFP Class B Common Stock to DFP Class A Common Stock upon consummation of the Business Combination.

(K)	Reflects the recapitalization of TOI and issuance of 51,326,470 shares of DFP Class A Common Stock $0.0001 per share par value to be issued to TOI stockholders and $166.6 million cash (which is inclusive of payments for Eligible Cash-Out Vested Company Option of $20.6 million as noted in (D) above) to TOI equity holders as consideration in the Business Combination.

(L)	To reflect the Deerfield Holders’ agreement to exchange its aggregate beneficial ownership of DFP Class A Common Stock for an equivalent amount of Series A Common Equivalent Preferred Stock to reduce Deerfield Holders’ voting interest in New TOI to 4.5%.

(M)	Reflects the elimination of DFP’s historical accumulated deficit.

(N)	Reflects the change of classification of the Public Warrants from liability to equity upon Closing of the Business Combination resulting in the reduction of the DFP derivative liability. Upon Closing of the Business Combination, shares underlying the Public Warrants are not redeemable and New TOI will have one single class of voting stock, which does not preclude the Public Warrants from being considered indexed to New TOI’s equity and allows the Public Warrants to meet the criteria for equity classification per ASC 815-40 Contracts on an Entity’s Own Equity.

(O)	Reflects the forfeiture of 555,791 Subject Warrants in connection with redemptions of DFP Class A Common Stock pursuant to the terms of the Stockholder Support Agreement.

(P)	Reflects settlement of amounts due to related parties for DFP office space and administrative support services.

Note 4 - Transaction Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2021 and the year ended December 31, 2020.

(AA)	Reflects compensation expense recognized for the portion of Earnout Consideration subject to a service condition based on a grant date fair value of $7.5 million with a derived requisite service period of 0.74 years and 1.30 years for the two tranches of Earnout Shares, respectively.

(BB)	Reflects (i) compensation expense recognized on a straight line basis for the exchanged New TOI Options and Restricted Stock over a requisite service period of 3 years as well as (ii) compensation expense in connection with the one time, lump-sum payment to Eligible Cash-out Vested Company Options recognized in full in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020.

For the nine months ended September 30, 2021, compensation expense for the exchanged New TOI Options and Restricted Stock is $10.7 million based on a grant date fair value of $42.8 million.

For the year ended December 31, 2020, compensation expense for the exchanged New TOI Options and Restricted Stock is $14.3 million based on a grant date fair value of $42.8 million.

For the year ended December 31, 2020, compensation expense recognized for the one-time, lump-sum payment to Eligible Cash-out Vested Company Options is $20.6 million.

(CC)	Reflects the elimination of investment income related to investments held in the Trust Account.

(DD)	Reflects elimination of historical expenses related to DFP’s office space and related support services, which will terminate upon consummation of the Business Combination.

(EE)	Reflects the pro rata allocation of transaction costs related to Private Placement Warrants.

(GG)	Reflects the reversal of transaction costs to be capitalized as part of the Business Combination.

Note 5 – Net Loss per Share

Net loss per share is calculated by applying the two-class method and using the weighted average DFP Class A Common Stock outstanding, Series A Common Equivalent Preferred Stock outstanding and weighted average vested Restricted Stock outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

The unaudited pro forma condensed combined financial information has been prepared for the nine months ended September 30, 2021 and the year ended December 31, 2020 (in thousands, except number of shares and per share amounts):

Nine months ended September 30, 2021
Basic and Diluted EPS:
Pro forma net loss	$(9,700)
Pro forma loss allocated to participating securities	(1,760)
Pro forma net loss attributable to DFP Class A Common Stockholders	(7,940)

DFP Class A Common Stock
Weighted average shares outstanding of DFP Class A Common Stock, basic and diluted (1)	73,787,558
Basic and diluted net loss per share, DFP Class A Common Stock (3)	$(0.11)

Year ended December 31, 2020
Basic and Diluted EPS:
Pro forma net loss	$(64,470)
Pro forma net loss allocated to participating securities	(11,747)
Pro forma net loss attributable to DFP Class A Common Stockholders	(52,723)

DFP Class A Common Stock
Weighted average shares outstanding of DFP Class A Common Stock, basic and diluted (2)	73,385,485
Basic and diluted net loss per share, DFP Class A Common Stock (3)	$(0.72)

(1)	Comprised of 73,249,042 weighted average DFP Class A Common Shares outstanding plus 538,516 weighted average vested Restricted Stock.
(2)	Comprised of 73,249,042 weighted average DFP Class A Common Shares outstanding plus 136,443 weighted average vested Restricted Stock.
(3)	As the unaudited pro forma condensed combined statement of operations is in a loss position, anti-dilutive instruments were not included in the calculation of diluted weighted average number of common shares outstanding.